Schedule a

                            (as of February 5, 2020)


                                      Fund

                                                  ANNUAL RATE OF
                                                  AVERAGE DAILY
Series                                            NET ASSETS      EFFECTIVE DATE
--------------------------------------------------------------------------------
First Trust Low Duration Strategic Focus ETF           0.20%        12/19/2018

First Trust Cboe Vest U.S. Equity Buffer ETF -         0.85%        11/1/2019
 August
First Trust Cboe Vest U.S. Equity Deep Buffer ETF -    0.85%        11/1/2019
 August
First Trust Cboe Vest U.S. Equity Buffer ETF -         0.85%        11/1/2019
 November
First Trust Cboe Vest U.S. Equity Deep Buffer ETF -    0.85%        11/1/2019
 November
First Trust Cboe Vest U.S. Equity Buffer ETF -         0.85%        02/05/2020
 February
First Trust Cboe Vest U.S. Equity Deep Buffer ETF -    0.85%        02/05/2020
 February